UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2016

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 26, 2016, AvalonBay Communities, Inc. (the “Company”) priced a public offering (the “Offering”) of an aggregate of (1) $300,000,000 principal amount of its 2.90% Medium Term Notes due October 15, 2026 (the “2026 Notes”) and (2) $350,000,000 principal amount of its 3.90% Medium Term Notes due October 15, 2046 (the “2046 Notes” and, together with the 2026 Notes, the “Notes”).  The Offering was made pursuant to a Pricing Supplement dated September 26, 2016, a Prospectus Supplement dated May 6, 2015 and a Prospectus dated February 19, 2015 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-202185).  The Terms Agreement, dated September 26, 2016, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the agents named therein, is filed herewith as Exhibit 1.1.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture dated as of July 10, 2000, a Fourth Supplemental Indenture dated as of September 18, 2006, and a Fifth Supplemental Indenture dated as of November 21, 2014.

The Notes bear interest from October 5, 2016, with interest on the Notes payable semi-annually on April 15 and October 15, beginning on April 15, 2017.  The 2026 Notes will mature on October 15, 2026, and the 2046 Notes will mature on October 15, 2046.  The Company will use the aggregate net proceeds, after underwriting discounts and other transaction-related costs, of approximately $641,800,000 from the sale of the Notes to reduce indebtedness outstanding under its $1,500,000,000 unsecured revolving credit facility and for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness. The Company also expects to use a portion of the net proceeds from the sale of the Notes to redeem during the fourth quarter of 2016 all of its 5.70% Notes due March 15, 2017, of which $250 million was outstanding as of August 31, 2016. The Company cannot provide any assurance that it will redeem the 5.70% Notes, nor can it provide any assurance with respect to the exact date on which such redemption may occur. Pending such uses, the Company may invest the net proceeds from the sale of the Notes in short-term demand deposits, short-term money market funds or investment grade securities or other similar investments. Borrowings under the Company’s unsecured revolving credit facility were used to fund the acquisition, development and redevelopment of apartment communities and for general corporate purposes. Settlement occurred on October 5, 2016.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated September 26, 2016, among the Company and the agents named therein.
5.1*	Legal Opinion of Goodwin Procter LLP, dated October 5, 2016.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: October 5, 2016	By:	/S/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer